UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2007

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-28218 (Commission File Number)	77-0319159 (IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

(408) 731-5000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2006, Affymetrix, Inc. (“Affymetrix” or the “Company”) entered into an offer letter (the “Letter”) with Kevin King, President of the Company.  Pursuant to the Letter, which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed on December 20, 2006, the Company agreed to provide Mr. King with relocation assistance in selling his primary residence in New Jersey through a third party service provider.  Consistent with this prior agreement, the Company has arranged for a relocation services firm to purchase Mr. King’s house.  On September 19, 2007, Mr. King entered into a contract of sale with the relocation services firm for the sale of his house for $2,225,000, which was an appraised value of Mr. King’s house as determined by independent real estate professionals.  Under an agreement with the relocation services firm, the Company will bear any loss on the actual sale of the house to a third party buyer and be entitled to any gain on the sale of the house to a third party buyer. In addition, the Company will pay the relocation services firm certain expenses associated with holding and selling the house.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated:  September 25, 2007